Exhibit 6.8


            CONFIDENTIAL INVESTMENT BANKING CONSULTING AGREEMENT FOR
                              BrowseSafe.com, Inc.

This Agreement is made as of Thursday, November 18, 1999 by and between Mr. Mark
W. Smith, President and CEO, BrowseSafe.com, Inc., ("Client"), with its principal place of business at 335 West 9th Street, Suite 100, Indianapolis, IN 46202-3003 and Ronald Ardt ("ARDT") as President and CEO of Business Investor Services, Inc., a Texas Corporation, ("BIS") with its principal offices at 15400 Knoll Trail, Suite 200, Dallas, TX 75248.
                                                       CONFIDENTIAL DOCUMENT
                                                       FOR THE EYES AND USE OF
                                                       ONLY THE PARTIES HERETO

                                   Witnesseth

        WHEREAS, Client requires expertise in the area of business consulting to support its further business expansion, development and growth, and

        WHEREAS, ARDT through his investment banking experience is in the business of providing advisory services including business development and risk planning, as well as merchant banking services; including finding sources of investment capital;

        NOW, THEREFORE, in consideration of the premises above and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties intending to be legally bound thereby agree that all of the foregoing recitals are true and agree as follows:

1. Certain Definitions: When used in this Agreement, the following terms shall have the meanings set forth below:

        1.1    Affiliate - any persons or entities controlled by a party.

        1.2 Client - the organizations or legal entities who use the services of ARDT. Unless specifically stated otherwise, the term "Client" shall also include the clients of the Client.

        1.3 Client Affiliates - the organizations or legal entities affiliated with the Client who uses the services of ARDT through the Client.

        1.4 Contact Person - The person who shall be primarily responsible for carrying out the duties of the parties hereunder. Client and ARDT shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

        1.5 Extraordinary Expenses - expenditures that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

        1.6 Equity - cash, securities or liquid assets, specifically excluding real property.

        1.7 Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. Contact Persons. The Contact Person for Client is Mr. Mark Smith, President and CEO. The Contact Person for ARDT is Ronald Ardt.

3. Services to be rendered by ARDT. Client hereby engages ARDT and ARDT accepts such engagement upon the terms of this Agreement to provide the following services:

        3.1 Advice and Counsel (Interface Consulting). ARDT will participate with management of the Client, professionals and advisors to provide advice and counsel in relation to Client's strategic

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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               business and financial plans, and other strategies, including but not limited to, identification and negotiations with potential lenders or investors, merger or acquisition candidates, joint ventures, corporate partners and others involving strategic financially related transactions, as well as marketing and public relation matters as requested by Client. ARDT may provide additional merger and acquisition candidates and strategies so as to assist Client in its corporate expansion and business development.

        3.2 Client and/or Client Transaction Due Diligence (Research). ARDT will participate with management of the Client, professionals, affiliates and advisors to undertake due diligence on all proposed financial transactions affecting the Client, including investigation and advice on the financial, valuation and stock price implications thereof. Client may be introduced to affiliates of ARDT and others to perform certain due diligence and valuation functions, however Client shall not be required to use these referrals, but may source this work to others provided that the information and services are of equal or better competency. Notwithstanding the foregoing, the Client shall have the principal responsibility for gathering the information required being included in the due diligence materials as directed by ARDT. Should the information not be forthcoming to ARDT by the Client within a reasonable time period as established by ARDT, then the term of this Agreement may be extended or this Agreement may be cancelled by ARDT without recourse by Client. Time is of the essence in meeting regulatory deadlines and it is the responsibility of the Client to comply with all of ARDT's reasonable requests for documentation.

        3.3 Offering Structuring and Document Preparation (Legal Filings). ARDT will assist in the preparation and coordination of the filing of appropriate documents necessary to be in compliance with federal and state law to complete an offering document for the placement of securities on a "best efforts" basis ("Offering"), including a portion of the legal work associated with the Offering, but not including specific direct cost for related state filing fees which shall be billed separately. A duly licensed Attorney will perform all legal work. Additional documents may require extra legal work that could be extensive depending upon the comments and requests of government regulatory entities. These documents and filings may include a Private Placement Memorandum, Bridge Loan Agreement or other such documentation, if any, which may be billed by the hour (at a rate of $225/hour), with prior written notice to, and approval of, Client. The Offering will be in the form of capital financing yet to be determined subject to the due diligence and research findings and valuation, and also market conditions and marketing considerations that may affect the structure of such Offering. If ARDT's duties include the filing of Regulation D documentation (the "Funding Package" or "Private Placement Memorandum"), it is estimated that about 30 days are required for such documentation to be prepared.

        3.4 Brokerage Introductions (Selling Group and Investor / Broker Dealer Relations). Both as a member of the Regional Investment Bankers Association ("RIBA") and through professional relationships, ARDT and ARDT's affiliated Broker Dealers, Capstone Partners, L.C. and Richmark Capital Corp. have developed an association with additional broker dealers, investment professionals, and fund managers. In the event the utilization of such association becomes necessary or desirable ARDT will enable contact on behalf of Client to facilitate business transactions with ARDT's associates. In this event, ARDT shall use his "best efforts" to assist Client in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers, as well as other parties, on a regular and continuous basis. The Client may wish to have ARDT or an affiliate of ARDT assist in the formation of a "Selling Group" to act as "Placement Agent" of any Client Offerings. ARDT understands that this is in keeping with Client's business objective to establish a nationwide network of securities dealers who may have an interest in trading Client's securities and/or providing capital for securities offering financing.

        3.5 Market Awareness. Upon the conclusion of any Offering, and based upon a separate engagement agreement, ARDT shall assist the Client or make the desired introductions, in making application, or for appropriate market awareness by both investors, analysts, and market makers.

        3.6 Market-making Intelligence. ARDT also has close association with numerous marketing and

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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               public relation professionals and will use their best efforts to enable contact between Client and such professionals to facilitate business transactions and marketing expertise among them. By sharing marketing ideas and networking among contacts by ARDT, the Client can increase its exposure and expertise by establishing these relationships. ARDT may help the Client create a more liquid and orderly market in which its stock may trade.

        3.7 Additional Duties. Client and ARDT shall mutually agree in writing about any additional duties that ARDT may provide for the compensation paid or payable by Client under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

        3.8 Best Efforts. ARDT shall devote such time and effort as may be reasonably necessary to perform the services described in this Agreement. ARDT is not responsible for the performance of any services that may be rendered hereunder without the Client previously providing the necessary information on a timely basis. ARDT cannot guarantee results on behalf of Client, but shall pursue reasonable avenues available through its network of contacts. At such time as an interest is expressed in Client's needs, ARDT shall notify Client, advising the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Client. It is understood that a portion of the compensation to be paid hereunder is being paid by Client to have ARDT available to assist with transactions on an "as needed" basis.

4. Legality of Transactions and Services. ARDT hereby represents and warrants the services contemplated herein, the consideration received and the services to be rendered are and will be in compliance with all federal and state laws of the United States. Upon request, ARDT shall provide an opinion of an attorney licensed to practice law within the United States in support of this representation.

5.   Compensation to ARDT.

        5.1    Fees.
               A. Due Diligence Reimbursement / Consulting Fee. Upon receipt of any funding contemplated by the parties to this Agreement that may flow to Client as a result of the efforts on his behalf by ARDT or its affiliated parties, and subject to approval of the client, a Due Diligence amount of $15,000 (Fifteen Thousand Dollars) shall be reimbursed to "Business Investor Services, Inc." for the investigative services of Ardt Investment Management for document gathering and review, comparable valuation analysis, offering structuring and consulting efforts, as well as other services. $7,500 shall be due upon execution of this agreement and $7,500 shall be due within 90 days. Both amounts due shall be paid by Client upon the next receipt of available funding. Any additional direct out-of-pocket expenses for additional due diligence requested by Client shall be reimbursed by Client immediately upon request.

               B. Continued "On-Call" Consulting Fee. In addition, Client agrees to pay ARDT or one of its affiliates, $2,000 per month for six months, commencing January 30, 2000 and every 30 days thereafter, for continuing "on call" consulting services regarding market support and research dissemination activities. The consulting retainer shall be paid to "Business Investor Services, Inc.", either by check or by monthly bank wire.

               C. Retainer fee. Client shall pay to ARDT a retainer fee of
                  100,000 (One Hundred Thousand) Common Stock Shares (described in "D" below) commencing with the signing of this Agreement, in lieu of the normal Investment Banking Retainer fee of $100,000, and held in escrow by Lowe, Gray, Steele and Darko, LLP, for ARDT "s benefit, subject to release by Client. The shares shall be issued as soon as the Client's Form 10-SB becomes effective and after the filing of the S-8 registration statement with the Transfer Agent and regulatory authorities, which filing shall not be unreasonably delayed. Should the Client become delinquent in keeping all fees current, ARDT may discontinue work on Client's behalf.

               D. Description of Shares. The stock shares granted to ARDT from
                  Client, is (as of the date of this

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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                  agreement) an amount equal to 100,000 (One Hundred Thousand)
                  Shares of the Company's common stock which transfer shall qualify as exempt from registration review pursuant to Section 4(2) of the Securities Act of 1933, as amended (under S-8 exemption as "employee/consultant compensation"), (hereinafter the "Shares"). ARDT's ownership interest in the shares shall vest immediately upon execution of this document and shall be paid upon commencement of services. The shares earned by ARDT shall be issued as directed by Ardt.

               E. Warrants. The warrants granted to ARDT from Client are 50,000
                  (Fifty Thousand) Warrants (of no current value) on the Common Stock shares of the Client, which shall vest immediately upon the execution of this agreement, and shall be held in the escrow stated above in 5.1 (C). The exercise price shall be fixed at $1.00 (One Dollar per share). ARDT must exercise the warrants into stock if the price of the common shares trades above $2/share for any 30-day period. Each warrant shall be convertible upon exercise into one share of common stock for a period of Three (3) years from the effective date of this agreement.

               F. Provisions governing the Shares. The following provisions are applicable to the Shares issued to ARDT pursuant to this agreement:

                  1. All shares and warrants shall be granted S-8 registration rights (as payment for consulting services (i) with none of the proceeds of any sale of such shares going to or benefiting Client, and (ii) not as part of, or tied to, any direct offering) by the Client.

                  2. Any of the shares and warrants may be sold at anytime after shares are released from escrow and Client agrees to deliver to ARDT such exempt unrestricted shares, as defined or interpreted under Rule 144 of the Securities Exchange Act of 1933, and are without legend after exercise of such registration rights mentioned above.

                  3. Client shall provide at the time of exercise of this Agreement, paperwork for ARDT to have (as Attached "Exhibits I, II, and III"):

                      I. "Stock Certificates" of ownership of all shares without restrictive legend or statement (provided by Client along with Corporate Resolution),

                      II. S-8 "Registration Rights Agreement" to the above mentioned stock (provided by Client in a form acceptable by its Transfer Agent) and

                      III. "[Form of] Warrant Agreement" containing grant of
                           warrants (provided by Client from its Securities Attorney.

               G. Due Date and Assurance of Payment of Compensation. The
                  business advisory retainer fee and any other fees resulting from this relationship shall be due upon the 30th (thirtieth) day of each month beginning with the month of execution of this agreement. In no case shall Client prohibit or take measures to prevent ARDT from collecting fees due or from having stock registered, transferred or exercised as provided for in this Agreement; Client shall take measures to expedite and assure the full cooperation of the Client's transfer Agent in regard to transferring any shares or warrants issued to ARDT hereunder.

               H. Standard Placement Agent Fees. Should Client desire to have
                  ARDT assist in creating or managing a Selling Group for the Client's securities, Client may expect to pay additional fees for Broker Dealer Services and the raising of capital in accordance with NASD rules which are limited to approximately a 10% commission, a 3% non-accountable (legal and accounting) expense allowance and a 2% due diligence and marketing allowance, (See section 5.1 A which $15,000 shall be credited toward this 2%) or any direct out-of-pocket marketing allowance. It is agreed that the fees under this (IBCA) agreement are for professional services separate from any fees charged under any Placement Agent Selling Agreement for the placement of any offering.

        5.2 Optional Form of Payment. ARDT may, at the time for each payment and at his sole option, elect to receive all or a portion of said fees in the form of securities, equity, financing instruments or other consideration from Client to ARDT on terms agreed by Client in writing.

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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        5.3    Extraordinary Expenses. Extraordinary expenses of ARDT that are cumulatively in excess of $2,000 (Two Thousand Dollars) shall be submitted to Client for written approval prior to expenditure and shall be paid by Client, within ten (10) business days of receipt of ARDT's request for payment.

        5.4    Finder Fees.

         5.4(1)In the event ARDT introduces Client or a Client affiliate to any third party funding source(s), underwriter(s), merger partner(s) or joint venture(s) who enters into a, funding, underwriting, merger, joint venture or similar agreement with Clients or Clients' client, Client hereby agrees to pay ARDT an advisory finder's fee according to industry standards, an amount equal to 4% (four percent) of the gross proceeds from such funding or value derived from such merger or other transaction, payable upon the consummation of such funding, underwriting, merger, joint venture or similar agreement with Clients or Clients' client or underwriting, even though the term of this agreement may have expired, as pursuant to item number ten (Term of Agreement and Termination). Any fees collected from the Client under Section
               5.1 H in the form of the 10% commission on the same transaction shall be credited against the 4% in this provision.

         5.4(2)ARDT may, at its' sole option, elect to receive all or a portion of said advisory finder fee as payment in kind, i.e. pro-rata in the same form and type of securities, equity, or financing instruments issued to the funding source or underwriter by Client. In the event the exercise of this option results in additional expense over and above the expense of the funding and/or underwriting then the additional expenses shall be borne by ARDT. In addition the exercise of this option by ARDT shall not impede or otherwise have a negative effect on any funding or underwriting.

6. Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party, for any liability, loss, and costs, expenses or damages whatsoever, caused by reason of any injury (whether to body, property, personal or business, character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

7. Client Representations. Client hereby represents, covenants and warrants to ARDT as follows:

        7.1 Authorization. Clients and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

        7.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Client, or violate any term or provision of any other agreement or any statute or law.

        7.3 Agreement in Full Force and Effect. All material contracts, agreements, plans, leases, policies and licenses referenced herein to which Client is a party are valid and in full force and effect.

        7.4 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other agreements and consents from governmental agencies, whether federal, state, or local.

        7.5 ARDT Reliance. That ARDT has, may and will rely upon the documents, instruments and written information furnished to ARDT by the Client's officers, or designated employees.

        7.6    Services NOT EXPRESSED OR IMPLIED.

               7.6 (1) That ARDT has not agreed with Client, in this agreement or any other agreement, verbal

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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               or written, that any associate of ARDT will be a market-maker in any specific securities or securities that Client or Client's Client has an interest: and,

               7.6 (2) That any payment made herein to ARDT are not, and shall not be construed as compensation to ARDT for the purposes of having a referral or associate of ARDT make a market, or to cover ARDT's out-of-pocket expenses for having a referral of ARDT make a market, or for the submission by a referral of ARDT of an application to make a market in any securities; and,

               7.6 (3) That no payments made herein to ARDT are for the purpose of affecting the price of any security or influencing any market-making functions.

               7.6 (4) That no payment made herein to ARDT shall be for making false or exaggerated representations about the Clients or any of the Client's clients or products.

               7.6 (5) That no payment made herein to ARDT shall be for Research Reporting coverage or securities purchase recommendations. BIS's research department may or may not decide to initiate coverage of Client's stock based on its due diligence, independently from any form of contractual agreement.

8. ARDT Representations. ARDT hereby represents, covenants and warrants to Client as follows:

        8.1 Authorization. ARDT has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

        8.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Client, or violate any term or provision of any other agreement or any statute or law.

        8.3 Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referenced herein to which Client is a party are valid and in full force and effect.

        8.4 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other agreements and consents from governmental agencies, whether federal, state, or local.

        8.5 Client Reliance. That Client has and will rely upon the documents, instruments and written information furnished to Client by ARDT and BIS's officers, or designated employees.

9.0 Confidentiality. ARDT and Client each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the stability and confidentiality of either ARDT or the Client. ARDT shall not use any information obtained from Client for any purpose other than the purposes described in this Agreement or any other Agreement with Client.

10.0 Miscellaneous Provisions.

       10.1 Amendment and Modification. This Agreement may be amended modified and supplemented only by written agreement of ARDT and Client.

       10.2 Waiver of Compliance. Any failure of ARDT or Client to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

       10.3 Expenses: Transfer Taxes, Etc. Whether or not the transaction contemplated by this agreement is be consummated, ARDT agrees that all fees and expenses incurred by ARDT, in connection with this Agreement that are not specifically dealt with above shall be borne by ARDT and Client agrees that all fees and expenses incurred by Client in connection with this Agreement shall be

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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               borne by Client, including, without limitation as to ARDT or
               Client, all fees of counsel and accountants.

       10.4 Other Business Opportunities. Except as expressly provided in this agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this agreement or, if such activities are proposed. Within 10 days prior to engagement therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either party.

       10.5 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State Laws.

       10.6 Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

       10.7 Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

       10.8 Delegation. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

       10.9 Publicity. Neither ARDT nor Client shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

       10.10 Governing Law. This agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law doctrine. Clients and ARDT agree that if action is instituted to enforce or interpret any provision of this agreement then jurisdiction and venue shall be Dallas County, Texas, or Marion County, Indiana.

       10.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10.12 Headings. The heading of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

       10.13 Entire Agreement. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and superseded all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

       10.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed

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PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt
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               or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       10.15 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.

       10.16 Survivability. If any part of this agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of this agreement.

       10.17 Further Assurances. Each of the parties agrees that it shall from the time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

       10.18 Right to Data after Termination. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

       10.19 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to cause either party the partner of the other, nor, except as otherwise herein expressly provided, to cause either party the agent or legal representative of the other, nor create any fiduciary relationship between them. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.. The rights, duties, obligations and liabilities of the parties shall be several not Joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnify party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other parties. Each party shall be responsible for the acts of its agents and affiliates.

11.  Arbitration, Dispute Resolution.

        11.1 WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT:

              (i)   Arbitration is final and binding on the parties;
              (ii) The parties are waiving their right to seek a remedy in court, including the right to jury trial;
              (iii) Pre-arbitration discovery is generally more limited and different from court proceeding;
              (iv) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of ruling by the arbitrators is strictly limited;
              (v) The panel of arbitrator will typically include a minority of arbitrators who were or are affiliated with the securities industry; and
              (vi) This arbitration agreement is specifically intended to include any and all statutory claims that might be asserted by any party.

        11.2   THE PARTIES AGREE THAT:

        A. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN THE CLIENT, ARDT OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

        B. THE UNDERSIGNED HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO EITHER

CONFIDENTIAL INVESTMENT BANKING AGREEMENT:       Page       8      of      9
Initialed by all parties:    _______           ______

PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt

               THE AMERICAN ARBITRATION ASSOCIATION, IN DALLAS, TEXAS, or Indianapolis, Indiana, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN A LOCATION IN ACCORDANCE WITH THE REGULATORY RULES OF THE NASD, WHICHEVER ASSOCIATION MAY ASSERT JURISDICTION OVER THE DISPUTE, WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OT THE AFORESAID PARTIES.

        C. IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING.

        D. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN DALLAS, DALLAS COUNTY, TEXAS or Indianapolis, Indiana, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.

        E. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN DALLAS, DALLAS COUNTY, TEXAS, or Marion County, Indiana, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

        F. EACH PARTY WILL SIGN ANY REQUIRED NASD UNIFORM SUBMISSION AGREEMENT AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION. OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION WHICHEVER ONE IS APPLICABLE.

        G. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING, FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

        H. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGEMENT AND EXECUTION FOR COLLECTION.

12. Term of Agreement and Termination. This agreement shall be effective upon execution, shall continue for 6 (six) months unless terminated sooner, by either party, upon giving to the other party 30 (thirty) days written notice, after which time this agreement is terminated. ARDT shall be entitled to the finders fees described in this Agreement for funding or underwriting commitments entered into by Client's client within one year after the termination of this agreement if said funding or underwriting was the result of ARDT efforts prior to the termination of this agreement.

13. Authority of signatory(ies). Signatories warrant that they are authorized to sign on behalf of the Client with full written power and authority to act in this capacity on behalf of Client. Signatory(ies) also warrant(s) that he
    (they) have adopted this Agreement by Corporate Resolution if required to do so by the Client's By-Laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
Client: BowseSafe.com, Inc.:

By: /s/ Mark Smith
    -----------------------------------------------
    Mark Smith, President & Chief Executive Officer

Consultant:

By: /S/ Ronald P. Ardt
    -----------------------------------------------
    Ronald P. Ardt, JD, President and CEO, Business Investor Services, Inc.

CONFIDENTIAL INVESTMENT BANKING AGREEMENT:       Page       9      of      9
Initialed by all parties:    _______           ______

PGPG ARDT IBCA 111899                                     (C) 1999 Ronald Ardt